ASSET PURCHASE AGREEMENT


                                    between


                   MINORITY BROADCASTERS OF SANTA FE, INC.


                                      and


                ACME TELEVISION LICENSES OF NEW MEXICO, L.L.C.


                                       for


                                     KAOU-TV


                              SANTA FE, NEW MEXICO






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                            ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT (this "Agreement") is executed as of August 22, 1997 by and between MINORITY BROADCASTERS OF SANTA FE, INC., a Delaware corporation ("Seller"), and ACME TELEVISION LICENSES OF NEW MEXICO, L.L.C., a Delaware limited liability company ("Buyer").


                                    RECITALS:


            1. Seller holds a construction permit (the "CP") from the FCC to build a new television station under the call sign of KAOU-TV in Santa Fe, New Mexico (the "Station").


            2. Seller desires to sell, assign, and transfer, to the fullest extent permitted by law, and Buyer desires to acquire to the fullest extent permitted by law, the CP and all the assets which are or will be used or useful in the construction or operation of the Station or in respect to the CP, all in accordance with the terms and conditions herein.

          In consideration of the foregoing and the mutual promises and covenants contained herein, the parties hereby agree as follows.


                                   PROVISIONS


                      ARTICLE I. EXCHANGE OF CONSIDERATION


          1.1 CONSIDERATION CONVEYED BY SELLER. At the Closing, as defined herein, Seller shall provide Buyer with the following consideration:


                1.1.1. INCLUDED ASSETS. Subject to the terms and conditions of this Agreement, Seller shall, to the fullest extent permitted by law, assign, convey, transfer, and deliver to Buyer, and Buyer shall, to the fullest extent permitted by law, acquire from Seller free and clear of all debts, liens, claims, financing leases, security interests and encumbrances of any kind whatsoever (except as permitted herein), all of Seller's right, title and interest in and to the CP and all other assets which are or will be useful in the construction or the operation of the Station (collectively the "Assets") except the assets described in Section 1.1.2. of this Agreement. The Assets shall include, without limiting the generality of the foregoing, the following items:


                      (a) CP AND OTHER LICENSES. The CP and all other licenses and authorizations issued by the FCC or any other governmental authority, true copies of which are included in SCHEDULE 1 to this Agreement, together with any and all applications pending before the FCC or any other governmental authority with respect to renewals, extensions, or modifications thereof.

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


                      (b) CONTRACTS. All rights in and under certain contracts, agreements, and leases of any kind (except those relating to real property) relating to the operation of the Station which Buyer has agreed to assume, whether in existence as of the date of this Agreement or entered into or acquired between the date hereof and the Closing Date, as defined herein, in the ordinary course of business (all of the foregoing collectively referred to herein as the "Contracts"): provided, that SCHEDULE 2 includes true copies of all written Contracts as well as accurate descriptions of all oral Contracts to be assumed by Buyer; provided further, that, except as provided herein, Buyer shall not assume any Contract not identified in Schedule 2; provided further, that no Contract created subsequent to the date of this Agreement shall be assigned to Buyer without Buyer's written approval.


                      (c) LEASES. All leases relating to real property (the "Real Estate Leases"), true copies of which or, in the case of oral agreements, summaries of which are annexed hereto in SCHEDULE 3.


                      (d) MARKETING ITEMS. All trademarks, call signs, service marks, franchises, patents, trade names, jingles, fictitious names, slogans, and logotypes useful or intended for use in connection with the operation of the Station.


                      (e) RECORDS. Any and all files, program logs, public inspection files, and other records that relate to the CP or the operation of the Station in the possession of Seller on the Closing Date, except Seller's records that pertain to the organization of Seller.


                      (f) GOODWILL. All of Seller's goodwill in the CP and the Station.


                      (g) CLAIMS. Any and all claims of Seller against third parties which accrue prior to the Closing Date.


          1.1.2. EXCLUDED ASSETS. Notwithstanding the foregoing, there shall be excluded from the Assets and retained by Seller, to the extent in existence on the Closing Date, the following assets (the "Excluded Assets"):


                      (a) CASH AND INVESTMENTS. All cash on hand or in bank accounts and all cash equivalents and similar investments of Seller, such as certificates of deposit.


                      (b)  PERSONAL PROPERTY.  All tangible personal property.


                      (c) SECURITIES. Any and all securities owned or held by Seller.


                      (d) CONTRACTS. Programming contracts as well as all other agreements, leases, and contracts not assumed by Buyer in accordance with
Section 1.1.1.(b) and (c) of this Agreement.

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                  (e)  MISCELLANEOUS ASSETS.  Pension, profit-sharing, and
savings plans and trusts and any assets thereof.

                  (f) ORGANIZATIONAL DOCUMENTS. Seller's books and original records that pertain to the organization, existence or capitalization of Seller.

            1.1.3. SELLER'S RETAINED  LIABILITIES.  The Assets shall be sold and conveyed to Buyer free and clear of all debts, liens, claims, financing leases, security interests and encumbrances or liabilities of any kind or nature except for liens for current taxes not yet due and payable (the "Permitted
Encumbrances"). Unless reflected in a document executed by Buyer, Buyer shall not assume or be liable for (a) any programming contract or other contract, agreement or lease not specifically assumed by Buyer hereunder; (b) any obligation of Seller arising out of any contract of insurance, any pension, retirement or profit-sharing plan, or any trust or other benefit plan; (c) any litigation, proceeding, or claim relating to the construction or operation of the Station prior to the Closing, regardless of whether such litigation, proceeding, or claim is pending, threatened, or asserted before, on, or after the Closing; or (d) any obligation (including but not limited to wages, salaries, vacation pay, payroll taxes, COBRA coverage or severance payments) to or for persons employed by Seller (recognizing that Buyer has no obligation to employ any of Seller's employees).

            1.2 PURCHASE PRICE. The purchase price payable for the Assets (the "Purchase Price") shall equal the lesser of Ten Thousand Dollars ($10,000) or the aggregate amount approved by the FCC as having been legitimately and prudently expended by Seller solely for preparing, filing and advocating the grant of the CP, and for other steps reasonably necessary toward placing the Station in operation and itemized in SCHEDULE 4 annexed hereto. Except as otherwise provided herein, Buyer shall pay Seller the Purchase Price at the Closing by wire transfer of immediately available federal funds pursuant to instructions from Seller.


            1.3 ALLOCATION. The Purchase Price shall be allocated entirely to the CP. Such allocation shall be incorporated in an Internal Revenue Service ("IRS") Form 8594. Each party shall be bound by such allocation in any reports, filings or disclosures to the IRS as well as any and every other governmental authority.

     1.4 CLOSING.

            1.4.1 DATE AND LOCATION. The closing of the transactions provided for in this Agreement (the "Closing") shall be held at the offices of Dickstein Shapiro Morin & Oshinsky LLP, 2101 L Street, N.W., Washington, D.C. 20037, or at such other place mutually agreed to by the parties, commencing at 10:00 a.m. on a date (the "Closing Date") selected by Buyer which shall be within ninety (90) days after the date on which the FCC places on public notice the order (the "Order") approving the assignment of the CP from Seller to Buyer; provided, that the parties shall not be obligated to proceed to Closing if (1) the Order includes conditions materially adverse to Buyer or Seller; or (2) the

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conditions precedent to Closing have not been satisfied or waived; and, provided further, that Buyer at its option may require the Closing to occur only after the Order has become a "Final Order" (which, for purposes of this Agreement, means that the Order has not been stayed, is not subject to reconsideration or review by the FCC or a court of competent jurisdiction, and the time to institute such administrative or judicial review has expired).

          1.4.2 EXCHANGE OF DOCUMENTS. At the Closing, each party shall execute and deliver to the other party the other items specified herein as well as any additional document(s) and item(s) reasonably necessary for the consummation of the transactions contemplated herein. Such additional documents shall be reasonably satisfactory to the other party as to both form and substance.


          1.5 TIMING. Time is of the essence to implementation of this Agreement. It is the intention of the parties that the Closing of the transactions contemplated herein occur not later than one (1) year from the date of this Agreement.


             ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF SELLER.

          Seller represents and warrants to Buyer that the following matters are true and correct as of the date of this Agreement:


          2.1 CORPORATE STATUS. Seller is a corporation duly organized, validly existing, and in good standing in the State of Delaware. Seller has the power to carry on the business of the Station as it is now being conducted, to own, hold and use the Assets, and to enter into and consummate the transactions contemplated by this Agreement.


          2.2 LICENSES. Seller is the holder of the CP and other authorizations, copies of which are attached as SCHEDULE 1 to this Agreement, all of which are in full force and effect. The CP and the authorizations from the FAA constitute all of the authorizations required under the Communications Act of 1934, as amended (the "Act"), and the current rules, regulations, and policies of the FCC for the construction of the Station as currently proposed. The CP authorizes the construction of the Station prior to February 10, 1999. The Seller has filed with the FCC all material applications, reports and other disclosures required by the Act and by FCC rules and policies. As of the date of this Agreement, there is not pending or, to the best of Seller's knowledge, threatened, any petition, complaint, objection (whether formal or informal), order to show cause, investigation, or other action by or before the FCC or any court to revoke, cancel, rescind, modify, or refuse to renew the CP, or which would otherwise have a material adverse impact on the construction of the Station. Other than proceedings of general applicability to the broadcasting industry, there is not now pending or, to the best of Seller's knowledge, threatened, any other petition, complaint, objection (whether formal or informal), investigation, order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or other proceeding by or before the FCC or any court against Seller with respect to any matter affecting the CP or the Station. The Station is

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

being constructed in material compliance with the CP, the Act, and the rules, regulations and policies of the FCC.


          2.3 TITLE. On the Closing Date, the Assets will be in each case free and clear of all debts, claims, liabilities, security interests, mortgages, pledges, liens, conditional sales agreements, leases, encumbrances, or charges of any kind or nature whatsoever except for the Permitted Encumbrances.


          2.4 EMPLOYEES. Seller is not a party to any pending or, to its knowledge, threatened labor dispute affecting the Station. Seller (1) has at no time had any employees, (2) is not in breach of any federal, state, or local laws, ordinances, rules, regulations or requirements relating to employment or labor, including but not limited to provisions relative to wages, hours, collective bargaining, pension, profit-sharing or savings plans and trusts including, without limitation, 401-K plans ("Trusts") and payment of Social Security, unemployment and withholding taxes, (3) is not liable for any arrears of wages or Trusts or benefit payments ("Payments") or any taxes or penalties for failure to comply with any of the foregoing. Seller will hold Buyer harmless from and against (1) any liability for any taxes or Payments or penalties which have not been paid or made for employment of persons by Seller, (2) any claims of discrimination or wrongful termination or hiring, including, without limitation, violations of federal or state law relating to civil rights, regulations of the United States Equal Employment Opportunity Commission, or the Americans With Disabilities Act of 1990, and (4) all claims for severance (recognizing that Seller has no employees). There are no collective bargaining agreements, or negotiations for the same, in existence which affect the Station.


          2.5 TAXES. Seller has duly and timely filed all required federal, state and local tax returns and paid all taxes, interest and penalties due with respect to Seller's interest in the Assets or its construction of the Station, has sought and obtained extensions of time to file such and pay same within the time provided therefor, or is challenging such taxes in good faith in accordance with applicable procedures (and has in place adequate financial reserves to satisfy any adverse decision). Between the date hereof and the Closing Date Seller shall duly and timely file all such required returns and pay all such taxes, interest and penalties or obtain such extensions within the time provided therefor, unless such taxes are being challenged in good faith in accordance with applicable procedures (and has in place adequate financial reserves to satisfy any adverse decision). Seller shall indemnify, defend, save and hold Buyer harmless from and against all claims, obligations and liabilities for all taxes, interest and penalties attributable to Seller's ownership of the CP or construction of the Station and the ownership or holding of the other Assets prior to the Closing Date.


          2.6 CONTRACTS. Schedule 2 hereto includes true copies of all written Contracts and describes the material terms of all oral Contracts to which Seller is a party as of the date of this Agreement and which will be assumed by Buyer. Those Contracts requiring a third party's consent to assignment are identified by an asterisk in Schedule 2. Seller has complied in all material respects with all Contracts and is not in default beyond any applicable grace periods under any of such Contracts. To Seller's knowledge, no other


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contracting  party  is in  material  default  under  any of the  Contracts.  All
Contracts are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as enforceability may be limited by laws affecting creditor rights or equitable principles generally.

          2.7 LITIGATION. Seller has not been operating under and is not subject to, or in default with respect to, any order, judgment, writ, injunction, or decree of any court or any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, foreign or domestic, which has had or could reasonably be expected to have a material adverse effect on the Assets or the manner in which Seller currently operates the Station. There is no Litigation pending by or against, or, to the best of Seller's knowledge, threatened against the Station or Seller which relates to or affects the Assets or the business of the Station or which materially interferes or could reasonably be expected materially to interfere with Seller's (1) right, title to, or interest in the Assets, (2) construction of the Station or (3) ability to transfer the Assets to Buyer free of such Litigation.


          2.8 COMPLIANCE WITH LAWS. Except as disclosed in SCHEDULE 5 annexed hereto, Seller is in material compliance with all applicable laws, rules, regulations, policies and orders of the federal, state, and local governments with respect to the CP. The present uses by Seller of the Assets do not violate any such laws, regulations, policies or orders in any material respect, and there is no investigation or proceeding regarding the foregoing which is currently pending or, to Seller's knowledge, threatened.


          2.9 NO DEFAULTS. Neither the execution and delivery by Seller of this Agreement nor the consummation by Seller of the transactions contemplated herein are events that, by themselves or with the giving of notice or the passage of time or both, constitute a material violation of or will conflict with or result in any material breach of or any default under (a) the terms, conditions, or provisions of any arbitration award, judgment, law, order, decree, writ, or regulation to which Seller is subject, (b) Seller's articles of incorporation or bylaws, or (c) any agreement or instrument to which Seller is a party or by which Seller is bound, or result in the creation of imposition of any lien, charge, or encumbrance on any of the Assets.


          2.10 BROKERS. There is no broker or finder or other person who would, as a result of any agreement of or action taken by Seller, have any valid claim against any of the parties to this Agreement for a commission or brokerage fee in connection with this Agreement or the transactions contemplated herein (except CEA, Inc., whose fee will be paid by Buyer).


          2.11 SELLER ACTION. All corporate actions and proceedings necessary to be taken by or on the part of Seller in connection with the transactions contemplated by this Agreement and necessary to make the Agreement effective have been duly and validly taken. This Agreement has been duly and validly authorized, executed, and delivered by Seller and constitutes the valid and binding agreement of Seller, enforceable in accordance

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


with and subject to its respective terms, except as enforceability may be limited by laws affecting the enforcement of creditor rights or equitable principles generally. At the Closing, Seller will provide Buyer with certified resolutions executed by Seller's stockholders and board of directors authorizing the execution, delivery, and performance of this Agreement.

          2.12 LEASES. All of the Real Estate Leases included in Schedule 3 have been complied with in all material respects by Seller, and no material default of Seller in respect to any duties or obligations required to be performed by Seller has occurred. All such leases are valid, binding, and enforceable in accordance with their respective terms. To Seller's knowledge, no other party to any of the Real Estate Leases is in default thereunder, except as enforceability may be limited by laws affecting the enforcement of creditor rights or equitable principles generally.


          2.13   INSOLVENCY.   No  insolvency   proceedings  of  any  character,
including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Seller or any of the Assets is pending or, to the best of Seller's knowledge, threatened, and Seller has not made any assignment for the benefit of creditors, nor taken any actions with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.


          2.14 APPROVALS. No approval of any third party, governmental agency or court is required to be obtained by Seller with regard to the assignment of the CP and other Assets except (1) parties to certain Contracts and Real Estate Leases being assumed by Buyer under this Agreement, and (2) the approval by the FCC as provided herein.


          2.15 BULK SALES LAW. There is no bulk sales law or other comparable statute in New Mexico which is applicable to the transactions contemplated by this Agreement, and Seller hereby indemnifies Buyer from any and all liability which may be imposed on or incurred by Buyer (including reasonable attorney fees) under such laws.


          2.16 NO MATERIAL OMISSION. Seller has not failed to disclose any material fact within its knowledge which would make any statement or representation in this Agreement inaccurate or misleading.


             ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF BUYER.

          Buyer represents and warrants to Seller as to the truth of the following matters as of the date of this Agreement:


          3.1 STATUS. Buyer is a limited liability company duly organized, validly existing, and in good standing in the State of Delaware, and has the power to enter into and consummate the transactions contemplated by this Agreement.

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          3.2 MEMBERSHIP  ACTION.  All actions and  proceedings  necessary to be taken by or on the part of Buyer in connection with the transactions contemplated by this Agreement and necessary to make the Agreement effective have been duly and validly taken. This Agreement has been duly and validly authorized, executed, and delivered by Buyer and constitutes the valid and binding agreement of Buyer, enforceable in accordance with and subject to its terms, except as enforceability may be limited by laws affecting the enforcement of creditors' rights or equitable principles generally. At the Closing, Buyer will provide Seller with a certified copy of the resolutions adopted by Buyer's Board of Advisers authorizing the execution, delivery and consummation of this Agreement.


          3.3 NO DEFAULTS. Neither the execution and delivery by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated herein are events that, by themselves or with the giving of notice or the passage of time or both, constitute a material violation of or will conflict with or result in any material breach of or any default under (a) the terms, conditions, or provisions of any arbitration award, judgment, law, order, or regulation to which Buyer is subject, (b) certificate of organization or operating agreement of Buyer, or (c) any agreement or instrument to which Buyer is a party or by which it is bound.


          3.4 BROKERS. There is no broker or finder or other person who would, as a result of any agreement of or action taken by Buyer, have any valid claim against any of the parties to this Agreement for a commission or brokerage fee in connection with this Agreement or the transactions contemplated herein (except CEA, Inc., whose fee will be paid by Buyer).


          3.5 LITIGATION. There is no litigation, proceeding, or investigation of any nature pending or, to the best of Buyer's knowledge, threatened against or affecting Buyer that would affect Buyer's ability to carry out the transactions contemplated herein.


          3.6 QUALIFICATION AS A BROADCAST LICENSEE. To the best of its knowledge, Buyer is legally qualified under the Act and all other applicable federal, state and local laws, rules and regulations, to acquire the Assets from Seller. Buyer knows of no fact, and will not act in such manner from and after the date hereof, that would, under the Act and the rules and policies of the FCC, disqualify Buyer as an assignee of the CP or Buyer as owner and holder of the other Assets.


          3.7 NO MATERIAL OMISSION. Buyer has not failed to disclose any material fact within its knowledge which would make any statement or representation in this Agreement inaccurate or misleading.


               ARTICLE 4. COVENANTS OF SELLER PENDING CLOSING.

          Seller covenants and agrees that, from the date of this Agreement to and including the Closing Date, subject to the provisions of this Agreement, it will take, or refrain from taking, the following actions:


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


          4.1 MAINTENANCE OF STATION. Subject to the MA, Seller shall continue to keep its books of account, records, and files in the ordinary course of business and shall continue to construct the Station in accordance with the terms of the CP and in material compliance with all applicable rules, regulations, policies and laws. To that end, Seller will file with the FCC any and all reports, applications, and disclosures as may be required by the Act or FCC rules or policies. Seller shall maintain in full force and effect through and including the Closing Date the existing property damage, liability, and other insurance with respect to the Assets to cover contingencies that can reasonably be anticipated. Prior to the Closing, Seller will not, without the prior written consent of Buyer:


            4.1.1. sell, lease, transfer, or agree to sell, lease, or transfer any Assets without replacement thereof with an asset of equivalent kind, condition, and value;


            4.1.2. enter into any collective bargaining agreement or written contract of employment without Buyer's prior approval, unless said contract is subject to cancellation upon thirty (30) days notice without penalty to Buyer;


            4.1.3. subject to Section 1.1.1.(b) hereof, enter into any contract or agreement with respect to the Station or the Assets except as provided in this Agreement;


            4.1.4. enter into any lease with respect to the Station or the Assets except leases set out in Schedule 3 hereto;


            4.1.5. make, allow, or consent to any material change in the Real Property or in any buildings, leasehold improvements, or fixtures intended for use or useful in the operation of the Station except in the ordinary course of business;


            4.1.6.  make any material change in its insurance policies ; or


          4.2. ACCESS TO FACILITIES, FILES, AND RECORDS. At the reasonable request of Buyer, Seller shall give Buyer and its representatives (1) reasonable access during normal business hours to all facilities, property, accounts, title papers, insurance policies, licenses, agreements, commitments, records, machinery, fixtures, furniture, and inventories related to the Station or the Assets, and (2) all such other information concerning the affairs of the Station as Buyer may reasonably request.


          4.3. REPRESENTATIONS AND WARRANTIES. Seller shall give notice to Buyer promptly upon the occurrence of, or upon becoming aware of the impending or threatened occurrence of, any event that would cause or constitute a material breach of any of Seller's representations or warranties in this Agreement.


          4.4. APPLICATION FOR FCC CONSENT. Within five (5) business days after execution of this Agreement, Seller shall prepare and file an appropriate application (the "Application") with the FCC requesting its written consent to the assignment of the CP for the Station to Buyer. Seller shall diligently take, or cooperate in the taking of, all steps necessary and appropriate to expedite
the   preparation  of  the  Application  and  its  prosecution


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to a favorable conclusion. Seller will promptly provide Buyer with a copy of any pleading, order, or other document served on it relating to the Application. Seller will use its best efforts and otherwise cooperate with Buyer in responding to any information requested by the FCC related to the Application, in making any amendment to this Agreement requested by the FCC which does not adversely affect Seller in a material manner, and in defending against any petition, complaint, or objection which may be filed against the Application. The FCC filing fees shall be divided equally between Seller and Buyer.


          4.5 CONSENTS. Seller shall obtain or cause to be obtained prior to the Closing consents to the assignment to or assumption by Buyer of all Contracts and Real Estate Leases included in the Assets that require the consent of any third party by reason of the transactions provided for in this Agreement.


          4.6 NOTICE OF PROCEEDINGS. Seller will promptly notify Buyer (and in any event within five [5] business days) upon becoming aware of any actual or threatened claim, dispute, arbitration, litigation, complaint, judgment, order, decree action or proceeding relating to Seller, the Station, the Assets, or the consummation of this Agreement or any transaction contemplated herein.


          4.7 CONFIDENTIAL INFORMATION. If the transactions contemplated in this Agreement are not consummated for any reason, Seller shall not disclose to third parties any information designated as confidential and received from Buyer or its agents in the course of investigating, negotiating, and consummating the transactions contemplated by this Agreement: provided, that no information shall be deemed to be confidential that (1) becomes publicly known or available other than through disclosure by Seller; (2) is rightfully received by Seller from a third party; or (3) is independently developed by Seller. All originals of all material provided to Seller by Buyer or its agents shall be returned to Buyer and all copies thereof shall be destroyed.


          4.8 CONSUMMATION OF AGREEMENT. Seller shall fulfill and perform all conditions and obligations to be fulfilled and performed by Seller under this Agreement and make every reasonable effort to cause the transactions contemplated by this Agreement to be fully carried out.


          4.9 COMPLIANCE WITH LAW. Seller will comply in all material respects with all applicable federal, state and local laws, ordinances and regulations, including but not limited to the Act and the rules, regulations and policies of the FCC.


          4.10 PERFORMANCE UNDER CONTRACTS AND LEASES. Seller will perform in all material respects its obligations under, and keep in good standing, all Contracts, and Real Estate Leases to which Seller is a party and which will be assigned to Buyer at the Closing pursuant to this Agreement.

              ARTICLE 5. COVENANTS OF BUYER PENDING THE CLOSING.

          Buyer covenants and agrees that, from the date of this Agreement to and including the Closing, it will take, or refrain from taking, the following actions:


          5.1. REPRESENTATION AND WARRANTIES. Buyer shall give notice to Seller promptly upon the occurrence of, or upon becoming aware of the impending or threatened occurrence of, any event that would cause or constitute a material breach of any of the representations and warranties of Buyer in this Agreement.


          5.2. APPLICATION FOR COMMISSION CONSENT. Within five (5) business days after execution of this Agreement, Buyer will prepare and provide Seller's counsel with the assignee's portion of the Application. Buyer will diligently take, or cooperate in the taking of, all steps necessary and appropriate to expedite the preparation of the Application and its prosecution to a favorable conclusion. Buyer will promptly provide Seller with a copy of any pleading, order, or other document served on it relating to the Application. Buyer will use its best efforts and otherwise cooperate with Seller in responding to any information requested by the FCC related to the Application or this Agreement, in making any amendment to this Agreement requested by the FCC which does not adversely affect Buyer in a material manner, and in defending against any petition, complaint, and other objection which may be filed against the Application.


          5.3. CONFIDENTIAL INFORMATION. If the transactions contemplated in this Agreement are not consummated for any reason, Buyer shall not disclose to third parties any information designated as confidential and received from Seller or its agents in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement: provided, however, that no information shall be deemed to be confidential that (1) becomes publicly known or available other than through disclosure by Buyer; (2) is rightfully received by Buyer from a third party; or (3) is independently developed by Buyer. All originals of material provided by Seller to Buyer or its agents shall be returned to Seller and all copies thereof destroyed.


          5.4. CONSUMMATION OF AGREEMENT. Buyer shall fulfill and perform in all material respects all conditions and obligations to be fulfilled and performed by Buyer under this Agreement and make every reasonable effort to cause the transactions contemplated by this Agreement to be fully carried out.


          5.5. NOTICE OF PROCEEDINGS. Buyer will promptly (and in any event within five (5) business days) notify Seller upon becoming aware of any actual or threatened claim, dispute, arbitration, litigation, complaint, judgment, order, decree, action or proceeding relating to Buyer, the Station, the Assets, or the consummation of this Agreement or any transaction contemplated herein.

                       ARTICLE 6. CONDITIONS PRECEDENT TO
                         OBLIGATIONS OF SELLER TO CLOSE.

          The obligation of Seller to consummate the transactions under this Agreement is subject to the fulfillment of the following conditions prior to or at the Closing:


          6.1.  REPRESENTATIONS, WARRANTIES, COVENANTS.


            6.1.1. BUYER'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Buyer contained in this Agreement shall have been true and accurate in all material respects as of the date when made and as of the Closing Date;


            6.1.2. BUYER'S PERFORMANCE UNDER AGREEMENT. Buyer shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by Buyer prior to or at the Closing, other than the delivery by Buyer of the consideration described in Section 1.2.;


            6.1.3.  BUYER'S DELIVERIES.  Buyer shall have delivered to Seller
(a) a certificate executed by an officer of Buyer, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Sections 6.1.1. and 6.1.2., and (b) the resolutions referred to in Section 3.2 of this Agreement.


          6.2.  PROCEEDINGS.


            6.2.1. ABSENCE OF LITIGATION. No Litigation shall have been instituted before any court or governmental body which has resulted in the issuance of a preliminary or permanent injunction against consummation of this Agreement.


            6.2.2. NOTICE OF INVESTIGATION. Neither of the parties to this Agreement shall have received written notice from any governmental body of the institution of any investigation to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby (other than a routine letter of inquiry, including a routine Civil Investigative Demand).


          6.3. FCC APPROVAL. The FCC approval contemplated by this Agreement shall have been granted without any conditions materially adverse to Seller.


          6.4. LEGAL OPINION. Seller shall have received an opinion from Buyer's counsel in the form annexed hereto as EXHIBIT A.

                       ARTICLE 7. CONDITIONS PRECEDENT TO
                         OBLIGATIONS OF BUYER TO CLOSE.

          The obligation of Buyer to consummate the transactions under this Agreement is subject to the fulfillment of the following conditions prior to or at the Closing:

          7.1  REPRESENTATIONS, WARRANTIES, COVENANTS.


            7.1.1. SELLER'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Seller contained in this Agreement shall have been true and accurate in all material respects as of the date when made and as of the Closing Date.


            7.1.2 SELLER'S PERFORMANCE UNDER AGREEMENT. Seller shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the Closing other than the delivery to Buyer of the instruments conveying the Assets to Buyer; and


            7.1.3. SELLER'S DELIVERIES. Seller shall have delivered to Buyer (a) a certificate executed by an officer of Seller, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Sections 7.1.1. and 7.1.2., (b) the resolutions of Seller's stockholders and board of directors identified in Section 2.12 of this Agreement, and (c) the consents of third parties required for the assignment to Buyer of Contracts and Real Estate Leases specified in Section 1.1.1.


          7.2.  PROCEEDINGS.


            7.2.1. ABSENCE OF LITIGATION. No Litigation shall be pending or have been instituted before any court or governmental body to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of this Agreement that, in the reasonable opinion of Buyer, may reasonably be expected to result in the issuance of a preliminary or permanent injunction against such consummation or otherwise result in a decision materially adverse to Buyer.


            7.2.2. ABSENCE OF INVESTIGATION. Neither of the parties to this Agreement shall have received written notice from any governmental body of (1) its intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine Civil Investigative Demand) into the consummation of this Agreement or (2) the actual commencement of such an investigation.


          7.3.  DAMAGE TO THE ASSETS.


            7.3.1. NO MATERIAL DAMAGE. There shall not have been any material damage to any of the Assets.


            7.3.2. RISK OF LOSS. The risk of loss or damage to any of the Assets prior to the Closing shall be upon Seller (except to the extent caused by Buyer's conduct under the MA). In consultation with Buyer, Seller shall repair, replace and restore any damaged or lost Asset to its prior condition as soon as possible and in no event later than the Closing, or, in the alternative and at Buyer's option, provide a reduction in the

Purchase Price by an amount equal to the replacement value of the damaged or lost Asset not covered by an assignment to Buyer of insurance proceeds therefor and payment by Seller to Buyer of any applicable deductible.


          7.4. FCC APPROVAL. The FCC approval contemplated by this Agreement shall have been granted without any conditions materially adverse to Buyer and shall have become a Final Order.


          7.5. CONTRACT AND REAL ESTATE LEASE PAYMENTS. As of the Closing, Seller shall be current in its payment of any and all obligations under Contracts or Real Estate Leases to be assumed by Buyer, or such payments shall be subject to proration hereunder.


          7.6. BULK SALE LAW. Seller shall provide a written indemnification for Buyer with respect to matters relating to the applicability, if any, of New Mexico's bulk sales law.


          7.7.  LEGAL  OPINION.   Buyer  shall  have  received  an  opinion from
Seller's counsel in the form annexed hereto as EXHIBIT B.


          7.8. EXTENSION OF CP. The CP shall be extended to a date twelve (12) months after the Closing Date.


          7.9. NO MATERIAL ADVERSE CHANGE. Between the date of this Agreement and the Closing, none of the Assets, including but not limited to the CP and the Seller's goodwill, or the Station's business, operations, or financial condition shall have incurred or otherwise be subject to a material adverse change.


                           ARTICLE 8. INDEMNIFICATION.


          8.1. SURVIVAL. The several representations, warranties, covenants, and agreements of the Seller and Buyer contained in or made pursuant to this Agreement shall be deemed to have been made on and as of the Closing, shall survive the Closing, and shall remain operative and in full force and effect for a period of eighteen (18) months after the Closing; provided, that all representations, warranties, covenants and agreements relating to litigation or taxes shall remain operative until the expiration of any applicable statutes of limitation; and provided further, that liabilities assumed or retained, as the case may be, pursuant to this Agreement shall remain in effect until such liabilities have been paid or discharged in full.


          8.2. INDEMNIFICATION OF BUYER. Seller shall indemnify, defend, and hold Buyer harmless from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities including, without limiting the generality of the foregoing, liabilities for reasonable attorneys' fees ("Loss and Expense"), suffered, directly or indirectly, by Buyer after the Closing Date by reason of, or arising out of, (1) any material breach of a representation or warranty made by Seller pursuant to this Agreement, (2) any material failure by Seller to perform or fulfill any of its covenants or agreements set forth in this Agreement, (3) any material failure by Seller to pay or discharge any liabilities which remain the responsibility of Seller under this Agreement or to comply, if required, with New Mexico's bulk sales law, or
(4) any Litigation or claim by any third party relating to the business or construction of the Station prior to the Closing.


          8.3. INDEMNIFICATION OF SELLER. Buyer shall indemnify, defend and hold Seller harmless from and against any and all Loss and Expense suffered, directly or indirectly, by Seller after the Closing Date by reason of, or arising out of,
(1) any material breach of a representation or warranty made by Buyer pursuant to this Agreement, (2) any material failure by Buyer to perform or fulfill any of its covenants or agreements set forth in this Agreement, (3) any material failure by Buyer to pay or discharge any liabilities assumed pursuant to this Agreement, or (4) any Litigation or claim by any third party relating to the business or operation of the Station after the Closing.


          8.4. NOTICE OF CLAIM. If either Seller or Buyer believes that any Loss and Expense has been suffered or incurred, such party shall notify the other promptly in writing describing such Loss and Expense, the amount thereof, if known, and the method of computation of such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any action at law or suit in equity is instituted by a third party with respect to which any of the parties intends to claim any liability or expense as Loss and Expense under this Article 8, such party shall promptly notify the indemnifying party of such action or suit. In no event, however, may the indemnifying party avoid or limit its obligations under this Article 8 by reason of delay unless such delay has materially prejudiced the indemnifying party, and then the indemnifying party's obligations shall be reduced only to the extent of such prejudice.


          8.5. DEFENSE OF THIRD PARTY CLAIMS.  The indemnifying party under this
Article 8 shall have the right to conduct and control, through counsel of that party's own choosing, any third party claim, action, or suit at the indemnifying party's sole cost and expense, but the indemnified party may, at that latter party's election, participate in the defense of any such claim, action, or suit at that party's sole cost and expense: provided, that if the indemnifying party shall fail to defend any such claim, action, or suit, then the indemnified party may defend, through counsel of that party's own choosing, such claim, action, or suit and settle such claim, action, or suit, and recover from the indemnifying party the amount of such settlement or of any judgment and the costs and expenses of such defense; and provided further, that the indemnifying party shall be given at least (15) days prior notice of the terms of any proposed settlement thereof so that the indemnifying party may then undertake and/or resume the defense against the claim. The indemnifying party shall not compromise or settle any third party claim, action, or suit without the prior written consent of the indemnified party, which consent will not be unreasonably withheld or delayed: provided, that any such compromise or settlement shall include a release for the Indemnified Party of all liability with respect to the matter being compromised or settled.

          8.6. LIMITATIONS. Neither party shall be required to indemnify the other party under this Article 8 unless written notice of a claim under this
Article 8 was received by the party within the pertinent survival period specified in Section 8.1.


                            ARTICLE 9. MISCELLANEOUS.


          9.1.  TERMINATION  OF  AGREEMENT.   This  Agreement  may be terminated
immediately on or prior to the Closing under one or more of the following circumstances:


            9.1.1.  by the mutual consent of the parties hereto;


            9.1.2. by Seller, if any of the conditions provided in Article 6 hereof have not been met by the time required and have not been waived;


            9.1.3. by Buyer, pursuant to Section 7.8, or if any of the conditions provided in Article 7 hereof have not been met by the time required and have not been waived;


            9.1.4. by Buyer, if the FCC has failed to grant the Application in an Order which has become a Final Order within the time specified in Section
1.6 of this Agreement; or


            9.1.5.  by any party hereto, if the FCC denies the Application.


          9.2.  LIABILITIES UPON TERMINATION.


            9.2.1. SELLER'S REMEDIES. If the parties hereto shall fail to consummate this Agreement on the Closing Date due to Buyer's material breach of any representation, warranty, covenant or condition hereunder, and Seller is not at that time in breach of any material representation, warranty, covenant or condition hereunder, then Seller would suffer direct and substantial damages that cannot be determined with reasonable certainty. In view of the expense and loss which would be incurred by Seller in such event, Seller shall be entitled to institute any action in law or equity to recover any damages or other compensatory relief which may be warranted.


            9.2.2. BUYER'S REMEDIES. If the parties hereto shall fail to consummate this Agreement on the Closing Date due to Seller's material breach of any representation, warranty, covenant or condition hereunder, and Buyer is not at that time in material breach of any representation, warranty, covenant or condition hereunder, then Buyer shall be entitled to specific performance of the terms of this Agreement and of Seller's obligation to consummate the transaction contemplated hereby. If any action is brought by Buyer to enforce this Agreement by specific performance, Seller shall waive the defense that Buyer has an adequate remedy at law.


            9.2.3.  NOTICE  OF  BREACH.  In the  event  that  any  party to this
Agreement believes that the other party is in material breach of its representations, warranties or obligations hereunder, such party shall give prompt written notice thereof, detailing the nature of the breach and the steps necessary to cure such breach. For purposes of this Agreement, no "breach" shall be deemed to have occurred hereunder unless the party alleged to be in breach has been afforded a cure period of at least twenty (20) business days following such notice within which to cure such breach: provided, that the cure period may be extended for an additional twenty (20) business days in the event that such party is diligently and in good faith proceeding to cure such breach and the breach is reasonably capable of being cured within such extended period.


            9.2.4. SURVIVAL OF CONFIDENTIALITY OBLIGATIONS. Notwithstanding any other provision of this Agreement, the provisions of Sections 4.7, and 5.3 shall survive any termination of this Agreement.


          9.3. EXPENSES. Except as otherwise provided herein, each party hereto shall be solely responsible for all fees and expenses each party incurs in connection with the transactions contemplated by this Agreement, including, without limitation, legal fees incurred in connection herewith: provided, that the FCC filing fees shall be divided equally between Seller and Buyer; and, provided further, that all transfer, sales, use or other taxes or assessments imposed by any governmental body on the sale of the Assets shall be paid by Seller.


          9.4. ASSIGNMENTS. Seller may not assign its rights or obligations under this Agreement without the prior written consent of Buyer. Buyer may assign its rights under this Agreement without the prior written consent of Seller to any party which (1) controls Buyer, (2) is controlled by the same parties who control Buyer, or (3) is controlled by Buyer.


          9.5. FURTHER ASSURANCES. From time to time prior to, at and after the Closing, each party hereto will execute all such instruments and take all such actions any other party shall reasonably request in connection with effectuating the intent and purpose of this Agreement and all transactions contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered at the Closing.


          9.6. NOTICES. All notices, demands and other communications authorized or required by this Agreement shall be in writing, shall be delivered by personal delivery, by United States certified mail-return receipt requested (postage prepaid), or by overnight delivery service (charges prepaid), and shall be deemed to have been given or made when personally delivered, within five (5) days after being deposited in the mail, postage prepaid, or within one (1) day after being delivered to an overnight delivery service, charges prepaid. Notices shall be delivered to each party at the following addresses (or at such other address as any party may designate in writing to the other parties

          9.6.1.  If to Seller --


                          Minority Broadcasters of Santa Fe, Inc.
                          1408 North Kings Highway, Suite 300
                          St. Louis, MO 63113
                          Attention: Victor Roberts

                          with a copy to (but which shall not constitute notice to Seller):

                          Armstrong Teasdale Schafly & Davis
                          One Metropolitan Square, Suite 2600
                          St. Louis, MO 63102
                          Attention:  Joseph S. von Kaenel, Esquire

                          If to Buyer --

                          ACME Television Holdings
                          2450 Kiser
                          Tustin, CA 92782
                          Attention: Thomas D. Allen

                          with a copy to (but which shall not constitute notice to Buyer):

                          Dickstein Shapiro Morin & Oshinsky LLP
                          2101 L Street, N.W.
                          Washington, DC 20037
                          Attention:  Lewis J. Paper, Esquire


          9.7. LAW GOVERNING. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of New Mexico without regard to conflict of laws provisions.


          9.8. WAIVER OF PROVISIONS. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall not affect the exercise of a party's rights at a later date. No waiver by any party of any condition or the breach of any provision, term, covenant, representation, or warranty contained in this Agreement in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

          9.9. COUNTERPARTS. This Agreement may be executed in counterparts, and all counterparts so executed shall collectively constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.


          9.10. REIMBURSEMENT OF LEGAL EXPENSES. If a formal legal proceeding is instituted by a party to enforce that party's rights under this Agreement, the party prevailing in the proceeding shall be reimbursed by the other party for all reasonable costs incurred thereby, including but not limited to reasonable attorneys' fees.


          9.11. PUBLICITY. Except as required by applicable law or with the other party's express written consent, which shall not be unreasonably withheld, no party to this Agreement nor any affiliate of any party shall issue any press release or make any public statement (oral or written) regarding the transactions contemplated by this Agreement.


          9.12. SELLER'S ACCESS TO RECORDS. Any records delivered to Buyer by Seller relating to the CP, the construction of the Station or Seller's business shall be maintained by Buyer for a period of five (5) years from and after the Closing Date. Upon reasonable prior notice, Seller shall be entitled to inspect and copy any of such records for purposes of preparing and completing any tax returns or other compilations of its operation in respect to the Station. In the event that it wishes to dispose of such records, Buyer shall give Seller thirty
(30) days' prior written notice and an opportunity to retrieve such records at Seller's expense.


          9.13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties on the subject matter hereof, supersedes and cancels any and all prior or contemporaneous agreements and understandings between them, on the subject matter hereof, and may not be amended except in a writing signed by the parties.


              ARTICLE 10. DEFINITIONS AND RULES OF CONSTRUCTION


          10.1. DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:


            10.1.1.  "APPLICATION" shall have the meaning set out in Section
4.5 hereof


            10.1.2. "ASSETS" shall have the meaning set out in Section 1.1.1 hereof.


            10.1.3. "CONTRACTS" shall have the meaning set out in Section 1.1.1.(c) hereof.

            10.1.4. "CLOSING" and "CLOSING DATE" shall have the meanings set out in Section 1.3 hereof.

            10.1.5.  "CP" shall have the meaning set out in Recital 1 hereof.


            10.1.6.  "EXCLUDED ASSETS" shall have the meaning set out in
Section 1.1.2 hereof.


            10.1.7.  "FAA" means the Federal Aviation Administration.


            10.1.8.  "FCC" means the Federal Communications Commission.


            10.1.9.  "FTC" means the Federal Trade Commission.


            10.1.10. "IRS" means the Internal Revenue Service.


            10.1.11. "LITIGATION" means any litigation, arbitration, dispute, proceeding or investigation.


            10.1.12. "PAYMENTS" shall have the meaning set out in Section 2.5 hereof.


            10.1.13. "PERMITTED ENCUMBRANCES" shall have the meaning set out in Section 1.1.3 hereof;


            10.1.14. "PURCHASE PRICE" shall have the meaning set out in
Section 1.2 hereof.


            10.1.15. "REAL ESTATE LEASES" shall have the meaning set out in
Section 1.1.2(j) hereof.


            10.1.16. "STATION" shall have the meaning set out in Recital 1 hereof.


            10.1.17. "TRUSTS" shall have the meaning set out in Section 2.5 hereof.


            10.1.18. OTHER DEFINITIONS. Other capitalized terms used in this Agreement shall have the meanings ascribed to them herein.


          10.2. NUMBER AND GENDER. Whenever the context so requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be construed to mean or include any other gender or genders.


          10.3. HEADINGS AND CROSS-REFERENCES. Headings of the sections have been included for convenience of reference only and shall in no way limit or affect the meaning or interpretation of the specific provisions of this Agreement. All cross-references to sections herein shall mean the section of this Agreement unless otherwise stated or clearly required by the context. Words such as "herein" and "hereof" shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise stated or clearly required by the context. The term "including" means "including without limitation."

          10.4. COMPUTATION OF TIME. Whenever any time period provided for in this Agreement is measured in "business days," there shall be excluded from such time period each day that is a Saturday, Sunday, recognized federal legal holiday, or other day on which the FCC's offices are closed and are not reopened prior to 5:30 p.m. Washington, D.C. time. In all other cases all days shall be counted.



                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.



                            MINORITY BROADCASTERS OF SANTA FE, INC.



                           By:  /s/Victor Roberts
                                ---------------------------------
                                Victor Roberts, President


                           ACME TELEVISION LICENSES OF NEW MEXICO, L.L.C.



                           By:  /s/Douglas E. Gealy
                                ---------------------------------
                                Douglas E. Gealy, President

          The following page contains a list of Exhibits and Schedules which have been intentionally omitted by the Registrants.

          A copy of any omitted Exhibit or Schedule will be provided to the Securities and Exchange Commission upon request.

               Schedule 1     -    Permits and Licenses
               Schedule 2     -    Material Contracts
               Schedule 3     -    Real Estate Leases
               Schedule 4     -    Construction Expenses
               Schedule 5     -    Material Breaches
               Exhibit A      -    Opinion of Buyer's Counsel
               Exhibit B      -    Opinion of Seller's Counsel